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                                                                   EXHIBIT 10.62

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement ("AGREEMENT") is made effective as of the ____ day of _________, 2005 by and between CARDIAC SCIENCE CORPORATION, a Delaware corporation (the "COMPANY"), and ______________ ("INDEMNITEE").

                                    RECITALS

      A. The Company and Indemnitee recognize the continuing difficulty in obtaining directors' and officers' liability insurance, the increases in the cost of such insurance and the general reductions in the coverage of such insurance.

      B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been limited.

      C. The Company's Certificate of Incorporation and Bylaws contain certain provisions providing for indemnification of the Company's directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

      D. To attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law, the Company and Indemnitee now agree that they should enter into this Indemnification Agreement.

                                    AGREEMENT

      1. Indemnification.

            (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee's Corporate Status, against Expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

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            (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the Indemnitee's Corporate Status, against Expenses and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, such approval not to be unreasonably withheld or delayed), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses which such court shall deem proper.

            (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

            (d) Other Payment of Expenses. Other than for indemnification of Expenses by the Company pursuant to Section 1(c) or otherwise ordered by a court of law, Indemnitee shall be indemnified by the Company against Expenses actually and reasonably incurred by Indemnitee only if authorized in a specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1(a) or Section 1(b), as applicable, which determination shall be made by one of the following methods (as chosen by the Company): (i) by a majority vote of the Disinterested Directors, even though less than a quorum,
(ii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum,
(iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Legal Counsel , reasonably acceptable to Indemnitee and the Company, in a written opinion applying the applicable standard of conduct set forth in Section 1(a) or Section 1(b), as applicable, or (iv) by the stockholders of the Company applying the applicable standard of conduct set forth in Section 1(a) or Section 1(b), as applicable; provided, that, in any case, all requirements of applicable law have been met.

      2. Expenses; Indemnification Procedure.

            (a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referenced in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made
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hereunder shall be paid promptly by the Company to Indemnitee following delivery of a written request therefor by Indemnitee to the Company which request provides documentation supporting such advances.

            (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to the right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Omission of such Notice does not relieve the Company from any obligation that it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such omission can be shown to have prejudiced the Company. Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee's power.

            (c) Procedure.

                  (i) Any indemnification and advances provided for in Section 1 and/or Section 2, shall be made as soon as practicable, but in no event no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws, as such are amended from time to time, providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim (an "ENFORCEMENT ACTION") and, subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses of bringing an Enforcement Action. It shall be a defense to any such Enforcement Action (other than an action brought to enforce a claim for Expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, Independent Legal Counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, Independent Legal Counsel or its stockholders) that Indemnitee has not met such

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applicable standard of conduct, shall be a defense to an Enforcement Action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In addition, in an Enforcement Action, the Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it to induce Indemnitee to accept the position of, or to continue as a director and/or officer of, the Company.

                  (ii) During the interval between the Company's receipt of such a request under paragraph (b) of this Section 2, and the later to occur of (x) payment in full to Indemnitee of the indemnification or advances required by
Section 1 and Section 2 or (y) a determination (if required) pursuant to this Agreement and applicable law that Indemnitee is not entitled to indemnification hereunder, the Company shall take all necessary steps (whether or not such steps require expenditures to be made by the Company at that time), to stay (pending a final determination of Indemnitee's entitlement to indemnification and, if Indemnitee is so entitled, the payment thereof) the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which Indemnitee may be liable (and as to which Indemnitee has requested indemnification hereunder) in order to avoid Indemnitee being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or a loan to Indemnitee of amounts for which Indemnitee may be liable and as to which a stay of execution as aforesaid cannot be obtained), promptly after receipt of Indemnitee's written request therefor together with a written undertaking by Indemnitee to repay promptly following receipt of a statement therefor from the Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined (if such determination is required) that Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts.

            (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

            (e) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the Expenses of any action, suit or proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (C) the Company shall not, in fact, have employed counsel to assume the

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defense of such action, suit or proceeding or (D) the Company is not financially or legally able to perform its indemnification obligations, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company against Indemnitee or as to which Indemnitee shall have made the conclusion provided for in (ii) (B) or (D) above.

      3. Additional Indemnification Rights; Nonexclusivity.

            (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation or Bylaws, as such are amended from time to time, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, it is the intent of the parties hereto that Indemnitee shall, without the necessity of amending this Agreement, be entitled to the full benefit of such expanded indemnification rights. Indemnitee's rights under this Agreement are contractual rights which may not be diminished, modified or restricted by any subsequent change in the Company's Certificate of Incorporation, Bylaws or corporate policies, as such are amended from time to time.

            (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, or Bylaws, as such may be amended from time to time, any agreement, any vote of stockholders or disinterested Directors, the Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

      4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

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      5. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

      6. Officer and Director Liability Insurance.

            (a) The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance carriers to provide the officers and directors of the Company with coverage for losses caused by wrongful acts, or to ensure the Company's ability to perform its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee, so long as he or she is a director or officer of the Company, shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

      7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

      8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

            (a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to actions, suits, proceedings or claims initiated or brought voluntarily

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by Indemnitee and not by way of defense, except with respect to actions, suits or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the General Corporation Law of the State of Delaware, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

            (b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such action was not made in good faith or was frivolous;

            (c) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company or by plaintiff;

            (d) Claims Under Section 16(b). To indemnify Indemnitee for Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

            (e) Settlement. To indemnify Indemnitee for any amounts paid in settlement of any Proceeding effected without the written consent of the Company; provided, however, the Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without the written consent of Indemnitee; provided further, that neither the Company nor Indemnitee shall unreasonably withhold written consent to any proposed settlement; or

            (f) Indemnification Unlawful. To indemnify Indemnitee if a final decision by a court having jurisdiction on the matter shall determine that such indemnification is not lawful

      9. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

      10. Construction of Certain Phrases. As used in this Agreement:

            (a) The term "Company" shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall

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stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

            (b) The term "Corporate Status" shall mean the fact that a person shall be, is or was, or shall have been, a director, officer, employee or agent of the Company, or any subsidiary of the Company or by reason of the fact that such person shall serve, is or was serving, or shall have served, at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

            (c) The term "Disinterested Director" shall mean a director of the Company who is not and was not a party to or threatened with a Proceeding in respect of which indemnification is sought be Indemnitee

            (d) The term "Expenses" shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved by the Board, which approval shall not be unreasonably withheld), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement.

            (e) The term "Independent Legal Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (A) the Company or Indemnitee in any matter (other than jointly with respect to the rights of Indemnitee under this Agreement or other indemnities, under similar indemnity agreements); or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder; provided, however, Independent Legal Counsel shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

            (f) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in which the Indemnitee is or was a party or is threatened to be made a party to by reason of the Indemnitee's Corporate Status.

            (g) References to "other enterprises" shall include, without limitation, employee benefit plans.

            (h) References to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

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            (i) References to "serving at the request of the Company" shall include, without limitation, any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

      11. Counterparts. This Agreement, and any modification, amendment or waiver of this Agreement, may be executed in one or more counterparts, each of which shall constitute an original.

      12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

      13. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and Expenses, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and Expenses incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

      14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

      15. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

      16. Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between the parties with respect thereto are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

      17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

      IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

                                          CARDIAC SCIENCE CORPORATION

                                          By: _____________________________
                                          Name:____________________________
                                          Title:___________________________

                                          Address: 3033 Monte Villa Parkway
                                                   Bothell, Washington 98021
                                                   Attn: President

AGREED TO AND ACCEPTED BY
INDEMNITEE:

___________________________
(signature)

___________________________
___________________________
(address)